PROMISSARY NOTE

$30,000	Dated January 24, 2007

Principal Amount	State of Delaware

FOR VALUE RECEIVED, the undesigned hereby jointly and severally promise to pay to the order of Bearer, the sum of Thirty Thousand Dollars ($30,000), together with interest thereon at the rate of 7% per annum on the unpaid balance. Said sum shall be paid in the manner following:

On or before March 21, 2008.

All payments shall first applied to interest and the balance to principal. This note may be prepaid, at any time, in a whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

This note shall be the option of any holder hereof immediately due and payable upon the failure to make any payment due hereunder within 20 days of its due date.

In the event this note shall bein default, and placed with attorney for collection. then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 5% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder thereof.

The undersigned and all other parties to this note, whether as endorsers, guarantors, or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand. presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or changes of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not nessarily successive. This note shall take effect as a scaled instrument and shall be construed, governed and enforced  in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby execute this not as principals and not sureties.

We the undersigned jointly and severally guaranty the prompt and punctual payment of all moneys due under the aforesaid note and agree to remain bound until fully paid.

By President, Classic Costume Inc.

E. Todd Owens

E. Todd Owens